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                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the 1996 Equity Incentive Plan of Symantec Corporation and to the incorporation by reference therein of our report dated April 24, 1996, with respect to the consolidated financial statements and schedule of Symantec Corporation included in its Annual Report (Form 10-K) filed with the Securities and Exchange Commission.

                                                   /S/ ERNST & YOUNG LLP


San Jose, California
June 26, 1996